Exhibit 10.5

EXECUTION VERSION

RE/MAX HOLDINGS, INC.

2013 OMNIBUS INCENTIVE PLAN

STOCK OPTION GRANT NOTICE

Pursuant to the terms and conditions of the RE/MAX Holdings, Inc. 2013 Omnibus Incentive Plan, as amended from time to time (the “Plan”), RE/MAX Holdings, Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) the right and option to purchase all or any part of the number of shares of Common Stock set forth below (this “Option”) on the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Type of Option:	Non-Qualified Stock Option (This Option is not intended to be an Incentive Stock Option.)
Participant:	Stephen P. Joyce
Date of Grant:	January 10, 2022 (“Date of Grant”)
Total Number of Shares Subject to this Option:	91,827 (Non-Qualified Stock Option)
Exercise Price:	$29.91 per share
Expiration Date:	The date that is 10 years following the Date of Grant
Vesting Schedule:

Subject to the Agreement, the Plan and the other terms and conditions set forth herein, so long as you remain in the employment of the Company or a Related Entity ("Employment") from the Date of Grant through the applicable vesting date, this Option shall be vested and exercisable according to the following schedule:

Vesting Date

Percentage of this Option

that Vests and becomes Exercisable

The last day of each calendar month beginning with March, 2022 and ending with December, 2022

10%

For the avoidance of doubt, this Option shall become fully vested and exercisable on December 31, 2022 so long as you remain in Employment from the Date of Grant through such date.

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Stock Option Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

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US 8584527

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IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.

RE/MAX HOLDINGS, INC.

By: /s/ Roger Dow

Name: Roger Dow

Title: Lead Independent Director, RE/MAX Holdings, Inc., as authorized by the Board of Directors

PARTICIPANT

/s/ Stephen P. Joyce

Name: Stephen P. Joyce

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EXHIBIT A

STOCK OPTION AGREEMENT

This Stock Option Agreement (together with the Grant Notice to which this Stock Option Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between RE/MAX Holdings, Inc., a Delaware corporation (the “Company”), and Stephen P. Joyce (the “Participant”).

1.Award. In consideration of the Participant’s past and/or continued service and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby irrevocably grants to the Participant the right and option (“Option”) to purchase all or any part of an aggregate of the number of shares of Common Stock set forth in the Grant Notice on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control.
2.Exercise Price. The exercise price of each share of Common Stock subject to this Option shall be the exercise price set forth in the Grant Notice (the “Exercise Price”), which has been determined to be not less than the Fair Market Value of a share of Common Stock at the Date of Grant. For all purposes of this Agreement, the Fair Market Value of Common Stock shall be determined in accordance with the provisions of the Plan.
3.Exercise of Option.
(a)Manner of Exercise.  Subject to the earlier expiration of this Option as provided herein, this Option may be exercised, by (i) providing written notice to the Company in the form prescribed by the Committee from time to time at any time and from time to time after the Date of Grant, which notice shall be delivered to the Company in the form, and in the manner, designated by the Committee from time to time, and (ii) paying the Exercise Price in full in a manner permitted by Section 3(e); provided, however, that this Option shall not be exercisable for more than the aggregate number of shares of Common Stock subject to this Option with respect to which this Option has become vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice or as provided in this Section 3.
(b)Certain Involuntary Terminations without Cause.

(i)  Upon a termination of the Participant’s Employment without Cause (as defined in the Participant’s Interim Executive Agreement with RE/MAX, LLC)  that is in connection with the Company’s engagement of a permanent chief executive officer, and subject to the Participant’s timely execution and non-revocation of the Release (as defined and provided in such Interim Executive Agreement):

(A) if such termination occurs at any time on or before August 31, 2022, then any unvested portion of this Option that would have become vested had the Participant remained in Employment through August 31, 2022 shall become vested and exercisable as of the date of such termination; and

(B) if such termination occurs at any time on or after September 1, 2022, then any unvested portion of this Option that would have become vested had the Participant remained in Employment through the end of the calendar month immediately following the calendar month in which the date of termination occurs shall become vested and exercisable as of the date of such termination;

and, in either such event, the vested portion of this Option may be exercised by the Participant (or the Participant’s estate or the person who later acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of the Participant) at any time during the period ending on the earlier to occur of (A) the date that is nine months following the date of the termination of the Participant’s Continuous Service or (B) the Expiration Date set forth in the Grant Notice (the “Expiration Date”).  Any portion of this Option that is unvested after the application of this subparagraph (b)(i) shall immediately terminate and be forfeited upon the date of the termination of the Participant’s Employment.

(ii)Upon a termination of the Participant’s Employment without Cause  (and not by reason of death or disability) at any time prior to December 31, 2022 that is not in connection with the Company’s engagement of a new chief executive officer on or before such date, and subject to the Participant’s timely execution and non-revocation of the Release, then any unvested portion of this Option shall become fully vested and exercisable as of the date of such termination and this Option may be exercised by the Participant (or the Participant’s estate or the person who later acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of the Participant) at any time during the period ending on the earlier to occur of (A) the date that is nine months following the date of the termination of the Participant’s Continuous Service or (B) the Expiration Date.

(c)Other Terminations.  If the Participant’s Employment is terminated for Cause, or if the Participant is not in Employment as of March 1, 2022, then both the vested and unvested portions of this Option shall immediately terminate and be forfeited upon the date of such termination, or March 1, 2022, as applicable.  Upon a termination of the Participant’s Employment due to any reason other than as described in the preceding sentence or Section 3(b), then (i) the portion of this Option that is unvested shall immediately terminate and be forfeited upon the date of such termination and (ii) the portion of this Option that is vested and exercisable may be exercised by the Participant (or the Participant’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of the Participant) at any time during the period ending on the earlier to occur of (A) the date that is nine months following the date of the termination of the Participant’s Continuous Service or (B) the Expiration Date.

(d)No Exercise after Expiration Date.  This Option shall not be exercisable in any event after the Expiration Date set forth in the Grant Notice.
(e)Payment of Exercise Price.  The Exercise Price for the shares of Common Stock as to which this Option is exercised shall be paid in full at the time of exercise (i) in cash, by personal, certified or official bank check or by wire transfer of immediately available funds (including cash obtained through a broker assisted exercise), (ii) by delivery to the Company of a number of shares of Common Stock having a Fair Market Value as of the date of exercise equal to the Exercise Price, (iii) by “net issuance exercise” pursuant to which the Company reduces the number of shares of Common Stock otherwise deliverable upon exercise of this Option by a number of shares with an aggregate Fair Market Value equal to the aggregate Exercise Price at the time of exercise or (iv) any combination of the foregoing. No fraction of a share of Common Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the exercise price thereof; rather, the Participant shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Common Stock.
4.Non-Transferability.  Except as otherwise set forth in Section 6(j) of the Plan, this Option shall not be transferable by the Participant other than by will or by the laws of descent and distribution, and this Option shall be exercisable, during the Participant’s lifetime, only by the Participant. Any attempted transfer of this Option shall be null and void and of no effect, except to the extent that such transfer is permitted by the preceding sentence.
5.Compliance with Applicable Law.  Notwithstanding any provision of this Agreement to the contrary, the grant of this Option and the issuance of Common Stock hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed. This Option may not be exercised if the issuance of shares of Common Stock upon exercise would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, this Option may not be exercised unless (a) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), is at the time of exercise of this Option in effect with respect to the shares issuable upon exercise of this Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of this Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE PARTICIPANT IS CAUTIONED THAT THIS OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE PARTICIPANT MAY NOT BE ABLE TO EXERCISE THIS OPTION WHEN DESIRED EVEN THOUGH THIS OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares subject to this Option will relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority has not been obtained. As a condition to the exercise of this Option, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

6.Tax Consequences.  The Participant acknowledges there may be adverse tax consequences on the receipt, vesting, exercise or settlement of this Award or disposition of the underlying shares and that the Participant has been advised, and is advised, to consult a tax advisor.  The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or any of its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences. The Participant further agrees to indemnify and hold the Company and its Affiliates harmless for any damages, costs, expenses, taxes, judgments or other actions or amounts resulting from any actions or inactions of the Participant regarding the tax consequences of this Award or the underlying shares.
7.Legends.  If a stock certificate is issued with respect to shares of Common Stock issued hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the Securities and Exchange Commission (the “SEC”), any applicable laws or the requirements of any stock exchange on which the Common Stock is then listed. If the shares of Common Stock issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.
8.Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock that may become deliverable hereunder unless and until the Participant has become the holder of record of such shares of Common Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Common Stock, except as otherwise specifically provided for in the Plan or this Agreement.
9.No Right to Continued Service or Awards.  Nothing in the adoption of the Plan, nor the grant of the Option under the Grant Notice and this Agreement, will confer on the Participant the right to a continued service relationship with the Company or affect the right of the Company to terminate such service relationship.  The grant of the Option is a one-time benefit and creates no contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future.  Any future Awards will be granted at the sole discretion of the Company.
10.Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
11.Execution of Receipts and Releases. Any issuance or transfer of shares of Common Stock or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such person hereunder.  As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate.

12.No Guarantee of Interests. The Board, the Committee and the Company do not guarantee the Common Stock of the Company from loss or depreciation.
13.Company Records. Records of the Company regarding the Participant’s service and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.
14.Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):

RE/MAX Holdings, Inc.

5075 South Syracuse Street

Denver, Colorado 80237-2712

Attn: General Counsel

With a copy by email to: legal@remax.com

If to the Participant, at the Participant’s last known address on file with the Company.

Any notice that is delivered personally or by overnight courier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

15.Consent to Electronic Delivery; Electronic Signature.  In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
16.Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent.  This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the

Participant's beneficiaries, executors, administrators and the person(s) to whom this Option may be transferred by will or the laws of descent or distribution.
17.Severability and Waiver.  If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.
18.Interpretation. The titles and headings of paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.
19.Governing Law; Venue; Waiver of Right to a Jury Trial and Class Action. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein, exclusive of the conflict of laws provisions of Delaware law.  In the event of any claim or dispute between the Participant and the Company related to or arising out of, or otherwise in connection with, this Agreement, the exclusive venue in which such dispute shall be resolved will be the appropriate state or federal court located in Denver in the State of Colorado, to which all parties hereby consent to personal jurisdiction.  WITH RESPECT TO ANY SUCH DISPUTE, EACH PARTY TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY AGREES TO WAIVE ANY RIGHT SUCH PARTY MAY HAVE TO A JURY TRIAL AND FURTHER AGREES THAT ALL SUCH DISPUTES WILL BE RESOLVED SOLELY BY A JUDGE.  BY SIGNING THIS AGREEMENT, THE PARTICIPANT AND THE COMPANY ARE EACH GIVING UP HIS/ITS RIGHT TO A JURY TRIAL.  THE PARTICIPANT AND THE COMPANY AGREE THAT EACH MAY BRING CLAIMS AGAINST THE OTHER ONLY IN HIS/ITS INDIVIDUAL CAPACITY AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING.
20.Company Recoupment of Awards.  The Participant’s rights with respect to this Option shall in all events be subject to (a) any right that the Company may have under any Company clawback or recoupment policy or other agreement or arrangement with the Participant and (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the SEC.
21.Entire Agreement; Amendment.  This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to this Option; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment and/or severance agreement between the Company

(or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement.  Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.  The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.
22.Acknowledgements Regarding Section 409A of the Code.  The Participant understands that if the Exercise Price of the Common Stock under this Option is less than the Fair Market Value of such Common Stock on the date of grant of this Option, then the Participant may incur adverse tax consequences under Section 409A of the Code, as amended from time to time, including the guidance and regulations provided thereunder and successor provisions, guidance and regulations thereto.  The Participant acknowledges and agrees that (a) the Participant is not relying upon any determination by the Company, any Affiliate or any of their respective employees, directors, managers, officers, attorneys or agents (collectively, the “Company Parties”) of the fair market value of the Common Stock on the date of grant of this Option, (b) the Participant is not relying upon any written or oral statement or representation of any of the Company Parties regarding the tax effects associated with the Participant’s execution of this Agreement and the Participant’s receipt, holding and exercise of this Option, and (c) in deciding to enter into this Agreement, the Participant is relying on the Participant’s own judgment and the judgment of the professionals of the Participant’s choice with whom the Participant has consulted.  The Participant hereby releases, acquits and forever discharges the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with the Participant’s execution of this Agreement and his receipt, holding and exercise of this Option.

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